SCHEDULE 14A INFORMATION


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                     BATTERIES BATTERIES, INC.
          (Name of Registrant as Specified in its Charter)

            Batteries Batteries Committee to Maximize
                        Shareholder Value

_________________________________________________________________
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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  <PAGE 1>
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                          PRESS RELEASE


              BATTERIES BATTERIES, INC. REPORTS ON
              APPOINTMENTS OF TWO NEW DIRECTORS AND
               TERMINATION OF CONSENT SOLICITATION


     New York, New York, May 21, 1998 -- Batteries Batteries, Inc. (NASDAQ: "BATS"), reported today that its Board of Directors has appointed Allan S. Kalish and Robert C. Meehan as Directors of the Company. Messrs. Kalish and Meehan were appointed to fill the vacancies on the Board created by the resignations, on May 5, 1998, of Warren H. Haber and John L. Teeger as Directors of the Company. On May 5, 1998, Alan W. Baldwin, President and Chief Executive Officer of the Company, was also appointed Chairman of the Board.

     The Batteries Batteries, Inc. Committee to Maximize Shareholder Value, which announced on May 4, 1998 that it would initiate a shareholder consent solicitation for the purpose of removing Messrs. Haber and Teeger from the Board and replacing them with Messrs. Kalish and Meehan, has advised the Company that it has terminated its consent solicitation. <PAGE 3>